UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 15, 2007

Date of Report (Date of Earliest Event Reported)

DIVERSIFIED FUTURES FUND, L.P.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-17592	13-3464456
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 15, 2007, the Board of Directors of Preferred Investment Solutions Corp. (the “General Partner”), on behalf of the Registrant, approved the engagement of Eisner LLP (“Eisner”) as the independent registered public accounting firm for the Registrant. During the Registrant’s two most recent fiscal years and the interim period prior to engaging Eisner, neither the Registrant, the General Partner, nor anyone on their behalf consulted Eisner, on behalf of the Registrant, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on October 17, 2007.

DIVERSIFIED FUTURES FUND, L.P.
(Registrant)

	By:	Preferred Investment Solutions Corp.
its General Partner

Date: October 17, 2007	By:	/s/ Maureen D. Howley
	Name:	Maureen D. Howley
	Title:	Senior Vice President and
Chief Financial Officer